EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of Inhibiton Therapeutics, Inc. (the "Company") on Form 10-QSB/A for the period ended October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Henry Fong, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities  Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial  condition and results of operations of the Company, as of, and for the periods presented in the  Report.

By: /s/ Henry Fong
Henry Fong
President, Chief Executive Officer and
Chief Financial Officer
December 20, 2006

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO INHIBITON THERAPEUTICS, INC. AND WILL BE RETAINED BY INHIBITON THERAPEUTICS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.